EXHIBIT 10.2

FIRST LEASE AMENDMENT

CWP/JLC/kt

02/05/09

FIRST LEASE AMENDMENT

THIS FIRST LEASE AMENDMENT (the “Amendment”) is executed this 23rd day of February, 2009, by and between DUKE REALTY OHIO, an Indiana general partnership (“Landlord”), and PINNACLE DATA SYSTEMS, INC., an Ohio corporation (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant entered into a certain lease dated March 22, 2006 (the “Lease”), whereby Tenant leases from Landlord certain premises consisting of approximately 51,609 square feet of space (the “Leased Premises”) located in a building commonly known as Building No. 6 (#345), located at 6295 Commerce Center Drive, Groveport, Ohio 43125 (the “Building”); and

WHEREAS, Landlord and Tenant desire to extend the Lease Term for a period of thirty-nine (39) months; and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such extension and any other changes to the Lease;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Amendment.

1. Incorporation of Recitals. The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

2. Extension of Term. The Lease Term is hereby extended through July 31, 2012.

3. Amendment of Section 1.01. Basic Lease Provisions and Definitions.

(a) Commencing May 1, 2009, Section 1.01, Subsections (d), (e), (h) and (j) of the Lease are hereby deleted in their entirety and the following is substituted in lieu thereof:

“(d) Minimum Annual Rent:

May 1, 2009 – July 31, 2009	$ 0.00 (3 months)*
August 1, 2009 – July 31, 2010	$131,602.92 per year
August 1, 2010 – July 31, 2011	$136,763.88 per year
August 1, 2011 – July 31, 2012	$141,924.72 per year;

(e) Monthly Rental Installments:

May 1, 2009 – July 31, 2009	$ 0.00 per month*
August 1, 2009 – July 31, 2010	$ 10,966.91 per month
August 1, 2010 – July 31, 2011	$ 11,396.99 per month
August 1, 2011 – July 31, 2012	$ 11,827.06 per month;

*	During such period of free rent, Tenant shall continue to be responsible for Additional Rent and the Annual Rental Adjustment pursuant to Section 3.02 of the Lease.

(h)	Lease Term: extended through July 31, 2012;

(j)	Broker: CB Richard Ellis, Inc. representing Tenant;

4. Amendment of Section 8.04. Tenant’s Insurance. Commencing on May 1, 2009, Section 8.04 of the Lease is hereby amended as follows:

(a) Subparagraph (a) of Section 8.04 of the Lease is hereby amended to add the following subsection (v):

“(v) Automobile Insurance. Comprehensive Automobile Liability Insurance insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 per accident.”

5. Amendment of Section 16.12. Patriot Act. Section 16.12 of the Lease is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

“Section 16.12. Patriot Act. Each of Landlord and Tenant, each as to itself, hereby represents its compliance and its agreement to continue to comply with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents (such representation to be true throughout the Lease Term) (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.”

6. Amendment of Section 16.13. Foreign Trade Zone. Section 16.13 of the Lease is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

“Section 16.13. Foreign Trade Zone. Tenant hereby acknowledges that Landlord has obtained a Foreign Trade Zone (“FTZ”) designation for the Building from the Columbus Regional Airport Authority (“CRAA”). Tenant shall continue to be responsible for any and all applicable fees associated with the FTZ status of the Building, including, but not limited to, annual maintenance and licensing fees which shall be billed to Landlord annually and paid by Tenant as a part of Operating Expenses, administrative costs associated with the reporting requirements to the CRAA and all consulting fees associated with activating the FTZ for Tenant’s specific use of the Building.”

7. Deletion of Section 16.14. Option to Terminate. Section 16.14 of the Lease is hereby deleted in its entirety and shall be of no further force or effect.

8. Deletion of Section 16.15. Landlord’s Right to Terminate. Section 16.15 of the Lease is hereby deleted in its entirety and shall be of no further force or effect.

9. Deletion of Section 16.16. Option to Expand. Section 16.16 of the Lease is hereby deleted in its entirety and shall be of no further force or effect.

10. Incorporation of Section 16.21. Option to Extend. The following is hereby incorporated as Section 16.21 of the Lease:

“Section 16.21. Option to Extend.

(a) Grant and Exercise of Option. Provided that (i) no default has occurred and is then continuing, (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord and (iii) Tenant originally named herein or its Permitted Transferee remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, Tenant shall have one (1) option to extend the Lease Term for one (1) additional period of three (3) years (the “Extension Term”). The Extension Term shall be upon the same terms and conditions contained in the Lease except (x) Tenant shall not have any further option to extend, (y) any improvement allowances or other concessions applicable to the Leased Premises under the Lease shall not apply to the Extension Term, and (z) the Minimum Annual Rent shall be adjusted as set forth herein (“Rent Adjustment”). Tenant shall exercise such option by delivering to Landlord, no later than nine (9) months prior to the expiration of the current Lease Term, written notice of Tenant’s desire to extend the Lease Term. Tenant’s failure to properly exercise such option shall be deemed a waiver of such option. If Tenant properly exercises its option to extend, Landlord shall notify Tenant of the Rent Adjustment no later than thirty (30) days after receipt of Tenant’s notice of its exercise of this option to extend. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within five (5) business days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord’s option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term within thirty (30) days after Tenant’s acceptance (or deemed acceptance) of the Rent Adjustment.

(b) Rent Adjustment. The Minimum Annual Rent for the Extension Term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective renewing tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the immediate vicinity; provided, however, that in no event shall the Minimum Annual Rent during the Extension Term be less than the highest Minimum Annual Rent payable during the immediately preceding term. The Monthly Rental Installments shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.”

11. Acknowledgment of Completion of Improvements. Tenant hereby acknowledges that (i) the improvements designated as Landlord’s obligations in Section 2.02 of the Lease have been completed in a satisfactory manner, and (ii) any and all amounts owed by Landlord to Tenant under Exhibit B referred to in Section 2.02 of the Lease, have either been paid by Landlord or forfeited.

12. Broker. Tenant represents and warrants that, except for Duke Realty Services, LLC representing Landlord and CB Richard Ellis, Inc. representing Tenant, no other real estate broker or brokers were involved in the negotiation and execution of this Amendment. Tenant shall indemnify Landlord and hold it harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.

13. Representations.

(a) Tenant hereby represents that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Amendment on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b) Landlord hereby represents that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Amendment on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

14. Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

15. Definitions. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

16. Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

(SIGNATURES CONTAINED ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD:

DUKE REALTY OHIO, an Indiana general partnership

By:	Duke Realty Limited Partnership,
its Managing Partner

By:	Duke Realty Corporation,
its general partner

By:	/s/ James T. Clark
James T. Clark
Senior Vice President
Columbus Operations

STATE OF OHIO	)
	)	SS:
COUNTY OF FRANKLIN	)

Before me, a Notary Public in and for said County and State, personally appeared James T. Clark, by me known and by me known to be the Senior Vice President, Columbus Operations, of Duke Realty Corporation, an Indiana corporation, the general partner of Duke Realty Limited Partnership, the managing partner of Duke Realty Ohio, an Indiana general partnership, who acknowledged the execution of the foregoing “First Lease Amendment” on behalf of said partnership.

WITNESS my hand and Notarial Seal this 23rd day of February, 2009.

/s/ Lauren H. McElhaney
Notary Public

Lauren H. McElhaney
Printed Signature

My Commission Expires: 10/19/09

My County of Residence: Franklin

TENANT:

PINNACLE DATA SYSTEMS, INC., an Ohio corporation

By:	/s/ Michael R. Sayre
Printed:	Michael R. Sayre
Title:	President & CEO

STATE OF OHIO	)
	)	SS:
COUNTY OF Franklin	)

Before me, a Notary Public in and for said County and State, personally appeared Michael Sayre, by me known and by me known to be the President & CEO of Pinnacle Data Systems, Inc., an Ohio corporation, who acknowledged the execution of the foregoing “First Lease Amendment” on behalf of said corporation.

WITNESS my hand and Notarial Seal this 23rd of February, 2009.

/s/ Shawna Willis
Notary Public

Shawna Willis
Printed Signature

My Commission Expires: July 31, 2011

My County of Residence: Franklin